Exhibit 28d(iv)

Addendum to Management Agreement between
Lord Abbett Equity Trust
and
Lord, Abbett & Co. LLC
Dated: December 15, 2011 (the “Agreement”)

          Lord, Abbett & Co. LLC (“Lord Abbett”) and Lord Abbett Equity Trust, on behalf of the Lord Abbett Calibrated Large Cap Value Fund (referred to in this Addendum as the “Fund”), do hereby agree that the annual management fee rate for the Fund with respect to paragraph 2 of the Agreement shall be as follows:

0.60 of 1% of the first $2 billion of the Fund’s average daily net assets; and
0.55 of 1% of such assets over $2 billion.

          For purposes of Section 15(a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Fund.

LORD, ABBETT & CO. LLC

BY:	/s/ Lawrence H. Kaplan

Lawrence H. Kaplan
Member and General Counsel

LORD ABBETT EQUITY TRUST

BY:	/s/ Thomas R. Phillips

Thomas R. Phillips
Vice President and Assistant Secretary

Addendum to Management Agreement between
Lord Abbett Equity Trust
and
Lord, Abbett & Co. LLC
Dated: December 15, 2011 (the “Agreement”)

          Lord, Abbett & Co. LLC (“Lord Abbett”) and Lord Abbett Equity Trust, on behalf of the Lord Abbett Calibrated Mid Cap Value Fund (referred to in this Addendum as the “Fund”), do hereby agree that the annual management fee rate for the Fund with respect to paragraph 2 of the Agreement shall be as follows:

0.60 of 1% of the first $2 billion of the Fund’s average daily net assets; and
0.55 of 1% of such assets over $2 billion.

          For purposes of Section 15(a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Fund.

LORD, ABBETT & CO. LLC

BY:	/s/ Lawrence H. Kaplan

Lawrence H. Kaplan
Member and General Counsel

LORD ABBETT EQUITY TRUST

BY:	/s/ Thomas R. Phillips

Thomas R. Phillips
Vice President and Assistant Secretary